UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES AND EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 26, 2006
FCB BANCORP
Incorporated Under the Laws of the State of California

333-126401 Commission File Number	20-3074387 I.R.S. Employer Identification Number
1100 Paseo Camarillo
Camarillo, California 93010
(805) 484-0534
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
(d) Effective January 26, 2006, Thomas Tignino was elected to the Board of Directors of FCB Bancorp and will serve as a member of the Audit Committee. Mr. Tignino’s spouse is a non-executive employee of First California Bank, a wholly-owned subsidiary of FCB Bancorp, and received annual renumeration in excess of $60,000 in 2005. It is anticipated that Mr. Tignino’s spouse will continue to be employed by First California Bank and receive compensation for her services.
SIGNATURE
     Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FCB BANCORP
Date: January 26, 2006	By:	/s/ Romolo Santarosa
Romolo Santarosa
Executive Vice President and Chief Financial Officer